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BEI Technologies, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Proposal 1 Election of Directors
Proposal 2 Ratification of Selection of Independent Auditors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Report of the Compensation Committee of the Board of Directors Off BEI Technologies, Inc.(1)
Report of the Audit Committee of the Board of Directors of BEI Technologies, Inc.(1)
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

BEI TECHNOLOGIES, INC.

One Post Street, Suite 2500
San Francisco, CA 94104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 9, 2005

TO THE STOCKHOLDERS OF BEI TECHNOLOGIES, INC.:

        Notice Is Hereby Given that the Annual Meeting of Stockholders of BEI Technologies, Inc., a Delaware corporation (the “Company”), will be held on March 9th, 2005, at 1:30 p.m. local time, at the Argent Hotel, 50 Third Street, in San Francisco, California, for the following purposes:

1)	To elect three directors to hold office until the 2008 Annual Meeting of Stockholders,

2)	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending October 1, 2005, and

3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on January 18, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Robert R. Corr
Corporate Secretary

San Francisco, California

January 24, 2005

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BEI TECHNOLOGIES, INC.

One Post Street, Suite 2500
San Francisco, CA 94104

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
March 9, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy attached as Appendix A is solicited on behalf of the Board of Directors of BEI Technologies, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on March 9, 2005, at 1:30 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Argent Hotel, 50 Third Street, in San Francisco, California. The Company intends to mail this proxy statement and accompanying proxy card on or about January 24, 2005, to all stockholders entitled to vote at the Annual Meeting.

Background

        The Company was organized under the laws of the state of Delaware on June 30, 1997 as a wholly owned subsidiary of BEI Electronics, Inc. (“BEI Electronics”). BEI Electronics was subsequently renamed BEI Medical Systems, Inc. and acquired by Boston Scientific Corporation in 2002. The Company began independent operations on September 28, 1997 as a result of the distribution by BEI Electronics of all of the outstanding stock of the Company to the stockholders of BEI Electronics (the “Distribution”) and resulting spin-off of the Company from BEI Electronics in September 1997 (the “Spin-Off”), and has operated independently ever since.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

        Only holders of record of shares of the Company’s Common Stock at the close of business on January 18, 2005 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 18, 2005, the Company had outstanding and entitled to vote 14,870,726 shares of Common Stock. Each holder of record of the Company’s Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards establishment of the required quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office at One Post Street, Suite 2500, San Francisco, California 94104, Attention: Secretary, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that attendance at the meeting will not by itself revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder’s name.

Stockholder Proposals

        The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (“SEC”) is September 26, 2005. Stockholders who wish to submit a stockholder’s proposal or a nomination for director that is not to be included in the Company’s proxy statement and proxy for the 2006 Annual Meeting must ensure that such proposal or nomination is delivered to, or mailed and received at the Company not later than January 8, 2006, nor earlier than December 9, 2005. Stockholders are also advised to review the Company’s By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Proposal 1

Election of Directors

        The Company’s Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock or by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and has been duly qualified or until his earlier death, resignation or removal.

        The Board of Directors is presently composed of seven members. The three members in the class whose term of office expires in 2005 are C. Joseph Giroir, Jr., Asad M. Madni, and Gary D. Wrench. The three nominees for election to this class, C. Joseph Giroir, Jr., Asad M. Madni, and Gary D. Wrench, are directors of the Company who were previously appointed by the stockholders of the Company at the 2001 Annual Meeting of Stockholders’ or by unanimous approval of the Board of Directors. If elected at the Annual Meeting, each of these nominees would serve until the 2008 Annual Meeting of Stockholders’ and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee is unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting

C. Joseph Giroir, Jr.

        Mr. Giroir, age 65, began serving as a Director in June 1997 prior to the Distribution and resulting Spin-Off. He was a director of BEI Electronics from 1978 until his resignation as a result of the Distribution. He served as the Secretary of BEI Electronics from 1974 to early 1995. Mr. Giroir is the sole member of the law firm Giroir, PLLC. Mr. Giroir is also Chairman of the Board of the Centennial Bank and Two JJ Ranch, LLC. Mr. Giroir holds a B.A. and a L.L.B. from the University of Arkansas and a L.L.M. from Georgetown University.

Asad M. Madni

        Dr. Madni, age 57, was appointed President and Chief Operating Officer of the Company in May 2000. He began serving as a Director and as a Vice President of the Company in June 1997 prior to the Distribution and resulting Spin-Off. Dr. Madni was appointed President of BEI Sensors & Systems Company, Inc. in October 1993, which was formed by the consolidation of BEI Motion Systems Company and the BEI Sensors & Controls Group, of which Dr. Madni had been President since October 1992. Prior to joining BEI Electronics in 1992, he served over 17 years in various senior level technical and executive positions with Systron Donner Corporation, a manufacturer of avionics and aerospace sensors and subsystems. He was most recently Chairman, President and CEO of Systron Donner Corporation, a subsidiary of Thorn/EMI. Dr. Madni’s degrees include a B.S. and M.S. in Engineering from the University of California, Los Angeles, and a Ph.D. in Engineering from California Coast University. He is also a graduate of the Engineering Management Program from the California Institute of Technology, the AEA/Stanford Executive Institute from Stanford University, and the Program for Senior Executives from the Massachusetts Institute of Technology, Sloan School of Management. He is a Chartered Engineer and Fellow of the Institute of Electrical and Electronics Engineers, Institution of Electrical Engineers, Institute for the Advancement of Engineering, New York Academy of Sciences, American Association for the Advancement of Science, American Institute of Aeronautics and Astronautics, and the International Biographical Association.

Gary D. Wrench

        Mr. Wrench, age 71, began serving as a Director in June 1997 prior to the Distribution and resulting Spin-Off. He was Senior Vice President and Chief Financial Officer of BEI Electronics from July 1993 until his resignation as a result of the Distribution, and held these same positions with the Company until his retirement in May 2000. Mr. Wrench was named a Director of BEI Electronics in February 1986. He continued to serve as a Director of BEI Medical Systems, Inc. (formerly BEI Electronics prior to September 1997) until the sale of BEI Medical Systems, Inc. in June 2002. From April 1985 to July 1993, he served as Vice President of BEI Electronics and President and Chief Executive Officer of BEI Motion Systems Company, Inc., then a wholly owned subsidiary of BEI Electronics that is now a part of the Company. Mr. Wrench holds a B.A. from Pomona College and a M.B.A. from the University of California, Los Angeles.

        The three candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2006 Annual Meeting

Richard M. Brooks

        Mr. Brooks, age 76, began serving as a Director in June 1997 prior to the Distribution and resulting Spin-Off. From 1987 until his resignation as a result of the Distribution, he served as a director of BEI Electronics. He is currently an independent financial consultant. Mr. Brooks holds a B.S. from Yale University and a M.B.A. from the University of California, Berkeley.

William G. Howard, Jr.

        Dr. Howard, age 63, began serving as a Director in June 1997 prior to the Distribution and resulting Spin-Off. He was a director of BEI Electronics from December 1992 until his resignation as a result of the Distribution. He is currently an independent consulting engineer in microelectronics and technology-based business planning. From 1987 to 1990, Dr. Howard served as Senior Fellow of the National Academy of Engineering and, prior to that time, held various technical and management positions with Motorola, Inc., most recently as Senior Vice President and Director of Research and Development. He currently serves as director of RAMTRON International Corp., Credence Systems, Inc., Thunderbird Technologies, Inc., Xilinx, Inc., and Innovative Micro Technology, Inc. Dr. Howard holds a B.S.E.E. and a M.S. from Cornell University and a Ph.D. in electrical engineering and computer sciences from the University of California, Berkeley.

Directors Continuing in Office Until the 2007 Annual Meeting

Charles Crocker

        Mr. Crocker, age 65, began serving as a Director in June 1997 prior to the Distribution and resulting Spin-Off. He was a founder of BEI Electronics and was named Chairman of the Board of Directors of BEI Electronics in October 1974. He continued to serve as a Director of BEI Medical Systems, Inc. (formerly BEI Electronics prior to September 1997) until the sale of BEI Medical Systems, Inc. in June 2002. Mr. Crocker has served as Chairman of the Board of Directors since October 1997. Mr. Crocker assumed the positions of President (in which position he served until May 2000) and Chief Executive Officer, effective October 1997, after resigning as President and CEO of BEI Electronics as a result of the Distribution. Mr. Crocker served as President of Crocker Capital Corporation, a Small Business Investment Company, from 1970 to 1985, and as General Partner of Crocker Associates, a venture capital investment partnership, from 1970 to 1990. He currently serves as a director of Franklin Resources, Inc. and its subsidiary, Fiduciary Trust International, Pope & Talbot, Inc. and Teledyne Technologies, Inc. Mr. Crocker holds a B.S. from Stanford University and a M.B.A. from the University of California, Berkeley.

J. Lavon Morton

        Mr. Morton, age 54, began serving as a Director in January 2003. He is Vice President Tax and Chief Internal Auditor for Arkansas Best Corporation, a transportation company. Mr. Morton has been responsible for the Audit and Tax Departments of that company since January 1, 2000. From 1997 to 1999, Mr. Morton was Vice President Financial Reporting of Arkansas Best Corporation. His responsibilities in that position included financial statements contained in annual and quarterly SEC filings. From 1984 to 1996, Mr. Morton served as a Partner in Ernst & Young LLP or its predecessors. During that time, Mr. Morton served as engagement partner on a number of SEC registrants, including manufacturing companies. Mr. Morton served as engagement partner on the audit of BEI Electronics from 1984 to 1990 and from 1994 to 1996. Mr. Morton received a B.B.A. from the University of Central Arkansas in 1972 and his CPA in 1974 from the State of Arkansas.

Board Committees and Meetings

        During the fiscal year ended October 2, 2004, the Board of Directors held four regularly scheduled meetings and one special meeting. From time to time the Board of Directors also acts by unanimous written consent and during fiscal 2004, the Board of Directors acted by unanimous consent four times. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        During fiscal 2004, each Board member attended at least 75% or more of the aggregate of the meetings of the Board and the committees on which they served, held during the period for which they were a director or a committee member, respectively. While the Company encourages all members of the Board of Directors to attend the Annual Meeting, there is no formal policy as to their attendance at each of the annual meetings of stockholders. Seven of the members of the Board of Directors attended the 2004 Annual Meeting of Stockholders.

The Audit Committee:

        The Audit Committee’s responsibilities include the following: approve the independent registered public accounting firm (“independent auditors”) to be retained by the Company; meet with the Company’s independent auditors at least annually to review the scope and results of the annual audit; receive and consider the auditors’ comments as to internal controls, accounting staff, management performance, and procedures performed and results obtained in connection with the audit; and periodically review and approve major accounting policies. The Audit Committee during fiscal 2004 was and currently is composed of four directors: Mr. Brooks, Chairman of the Committee, and Messrs. Giroir, Howard and Morton. The Board of Directors annually reviews the Nasdaq listing standards definitions of independence for audit committee members and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards). In addition, the Board of Directors has determined that Messrs. Brooks and Morton qualify as “audit committee financial experts” as defined by the rules of the SEC. The Audit Committee met five times during fiscal 2004.

        The Audit Committee Charter is available on the Company’s website at www.bei-tech.com or free of charge upon written request to BEI Technologies, Inc., One Post Street, Suite 2500, San Francisco, California, 94104, Attention: Secretary.

The Compensation Committee:

        The Compensation Committee is responsible for determining salaries and incentive compensation for the Company’s executive officers, awards stock options and stock bonuses to eligible executives, employees and consultants under the Company’s 1997 Equity Incentive Plan (the “Incentive Plan”), and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 2004, the Compensation Committee was and currently is composed of three non-employee directors: Mr. Giroir, Chairman of the Committee, and Messrs. Brooks and Howard. All members of the Compensation Committee are independent as defined by Rule 4200 (a)(15) of the NASD listing standards. The Compensation Committee met four times during fiscal 2004.

        The Compensation Committee Charter is available on the Company’s website at www.bei-tech.com or free of charge upon written request to BEI Technologies, Inc., One Post Street, Suite 2500, San Francisco, California, 94104, Attention: Secretary.

The Nominating and Corporate Governance Committee:

        In January 2004, the Board of Directors formed a Nominating and Corporate Governance Committee comprised of Mr. Howard, Chairman of the Committee, and Messrs. Giroir and Morton, all of whom are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards). The Nominating and Corporate Governance Committee is responsible for the evaluation and recommendation of individuals for election or reelection to the Board of Directors and its committees, including those recommendations submitted by stockholders, the evaluation of the performance of the Board and its committees, the review of compensation of the members of the Board and the evaluation and recommendation of the corporate governance policies. The Nominating and Corporate Governance Committee met two times during fiscal 2004.

        It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and have skills and expertise appropriate for the Company and serving the long-term interest of the Company’s stockholders. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with the Company during the applicable time period; (2) in the case of new director candidates, the Nominating and Corporate Governance Committee first determines whether the nominee must be independent for Nasdaq purposes. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a candidate by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Nominating and Corporate Governance Committee rejected a timely director nominee from a stockholder(s) holding more than 5% of the Company’s voting stock.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided the procedures set forth below are followed by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise.

Stockholder Recommendations to Nominating and Corporate Governance Committee of Director Candidates:
        Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by submitting a written recommendation to the Secretary of the Company at One Post Street, Suite 2500, San Francisco, California 94104. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any). The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. Recommendations received after December 9, 2005 and by January 8, 2006 will be considered for nomination at the 2006 Annual Meeting of Stockholders.

        In January 2004, the Board of Directors adopted the Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at www.bei-tech.com or free of charge upon written request to BEI Technologies, Inc., One Post Street, Suite 2500, San Francisco, California, 94104, Attention: Secretary.

Code of Ethics

        The Company has adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees regarding their obligations in the conduct of Company affairs. The Company’s Code of Ethics and Business Conduct is available on the Company’s website at www.bei-tech.com or free of charge upon written request to BEI Technologies, Inc., One Post Street, Suite 2500, San Francisco, California 94104, Attention: Secretary.

Stockholder Communications

        Our stockholders may communicate directly with the members of the Board of Directors or the individual chairmen of standing Board committees by writing directly to those individuals at the following address: BEI Technologies, Inc., One Post Street, Suite 2500, San Francisco, CA 94104. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Proposal 2

Ratification of Selection of Independent Auditors

        The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 1, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since inception in fiscal 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP during Fiscal 2004

Audit Fees:
        Fees billed to the Company by Ernst & Young LLP related to the Company’s 2004 and 2003 fiscal years for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s quarterly reports on Form 10-Q, and advice related to Sarbanes-Oxley Section 404 preparation totaled $637,000 and $333,000, respectively. The Audit Committee approved all audit services provided by Ernst & Young LLP for fiscal years 2004 and 2003 and the estimated cost of those services. Actual amounts billed to the Company by Ernst & Young LLP were periodically reviewed and approved by the Audit Committee.

        Audit services include audit work performed in the review of the Company’s financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including attest services and advice regarding financial accounting and/or reporting standards.

Audit Related Fees:
        Fees billed to the Company by Ernst & Young LLP related to the Company’s 2004 fiscal year for audit related services totaled $15,000. These fees included advice on transactions during the fiscal year. There were no audit related fees billed to the Company by Ernst & Young LLP related to the

Company’s 2003 fiscal year. The Audit Committee approved all audit related services provided by Ernst & Young LLP for fiscal year 2004 and the estimated cost of those services. Actual amounts billed to the Company by Ernst & Young LLP were periodically reviewed and approved by the Audit Committee.

        Audit-related services are for assurance and related services that are traditionally performed by the independent auditor.

             Tax Fees:

        Fees billed to the Company by Ernst & Young LLP related to the Company’s 2004 and 2003 fiscal years for tax related services totaled $323,000 and $299,000, respectively. The Audit Committee approved all tax services provided by Ernst & Young LLP for fiscal years 2004 and 2003 and the estimated cost of those services. Actual amounts billed to the Company by Ernst & Young LLP were periodically reviewed and approved by the Audit Committee.

        Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and comprises fees in the areas of preparing federal and state tax returns and tax compliance matters, tax research, response to tax audits as well as other tax related services.

             All Other Fees:

        There were no other consulting fees billed to the Company by Ernst & Young LLP related to the Company’s 2004 fiscal year. Fees billed to the Company by Ernst & Young LLP related to the Company’s 2003 fiscal year for all other consulting services totaled $28,385. The Audit Committee approved all consulting services provided by Ernst & Young LLP for fiscal 2003 and the estimated cost of those services. Actual amounts billed to the Company by Ernst & Young LLP were periodically reviewed and approved by the Audit Committee.

        The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Ernst & Young LLP. The policies generally provide for the mandatory pre-approval of all services including the defined categories of audit services, audit-related services and tax services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s By-Laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a plurality of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 1, 2005. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

IN FAVOR OF PROPOSAL 2

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of December 31, 2004 by: (i) each of the executive officers named in the Summary Compensation Table; (ii) each director and nominee for director; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership (1)

	Number of	Percent of
Beneficial Owner	Shares	Total(2)

Mr. Charles Crocker(3)(4)	2,908,568	19.4%
One Post Street
Suite 2500
San Francisco, CA
Barclays Global Investors	1,045,022	6.9%
45 Fremont Street, 17th Floor
San Francisco, CA
Dr. Asad M. Madni(4)	210,820	1.4%
Mr. John LaBoskey(4)	86,908	*
Mr. David H. Pike(4)(5)	61,941	*
Mr. Robert R. Corr(4)	41,833	*
Mr. J. Lavon Morton(4)	10,000	*
Dr. William G. Howard, Jr.(4)	9,000	*
Mr. Gary D. Wrench(4)	6,452	*
Mr. Richard M. Brooks(4)	5,000	*
Mr. C. Joseph Giroir, Jr.(4)	1,000	*
All executive officers and directors as a group (10 persons)(4)(6)	3,341,521	22.1%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders of the Company and upon any Schedules 13D or 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Applicable percentages are based on 14,961,969 shares outstanding on December 31, 2004, adjusted as required by rules promulgated by the Commission.

(3)	Includes 858,000 shares held by Mr. Crocker as trustee for his adult children, as to which Mr. Crocker disclaims beneficial ownership. Also includes 99,872 shares held in a trust of which Mr. Crocker is beneficiary and trustee. Mr. Crocker, acting alone, has the power to vote and dispose of the shares in each of his children’s trusts.

(4)	Includes shares which certain officers and directors have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Mr. Crocker, 20,000 shares; Dr. Madni, 44,590 shares; Mr. Corr, 22,666 shares; Mr. LaBoskey, 25,066 shares; Mr. Pike, 14,000 shares; and all executive officers and directors as a group, 129,656 shares. Also includes shares which certain officers and directors have the right to vote pursuant to unvested portions of restricted stock awards as follows: Mr. Crocker, 31,500 shares; Dr. Madni, 88,583 shares; Mr. Corr, 12,100; Mr. LaBoskey, 32,200 shares; Mr. Pike, 29,400 shares; Mr. Brooks,

4,000 shares; Dr. Howard, 0 shares; Mr. Morton, 7,800 shares; Mr. Wrench, 3,000 shares; and all executive officers and directors as a group, 219,483 shares.

(5)	Includes 310 shares owned of record and beneficially by Sevan Sakayan, as to which Mr. Sakayan has sole voting and investment power and as to which Mr. Pike disclaims beneficial ownership.

(6)	Includes the shares described in the Notes above, as applicable.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 2, 2004 the Company’s officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements except that one report covering one transaction was filed late for Dr. Asad M. Madni.

EXECUTIVE COMPENSATION

Compensation of Directors

        During fiscal 2004, the monthly fee paid to each non-employee director of the Company increased on May 1, 2004 from $1,000 to $2,000. Each non-employee director of the Company also received a Restricted Stock award of 1,000 shares. Prior to May 1, 2004 each non-employee director received a fee of $500 for each Board or committee meeting attended and $250 for each telephone conference Board meeting in which the director participated in addition to their monthly fee. In the fiscal year ended October 2, 2004, the total compensation paid by the Company to non-employee directors for services rendered as directors was approximately $106,000. The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

        Mr. Wrench, a member of the Board of Directors, provided consulting services to the Company following his retirement in May 2000. The Company made payments to Mr. Wrench totaling approximately $15,000 during fiscal 2004 in consideration of these services. Such consulting services were pursuant to a written agreement entered into between Mr. Wrench and the Company that provided for services to be provided by Mr. Wrench to the Company up to five days per month for a total of $6,000 per month, plus $1,200 per day for any excess days. Effective February 2004 this agreement was terminated between Mr. Wrench and the Company.

Compensation of Executive Officers

Summary of Compensation

        As noted above, the Company became an independent public company on September 27, 1997 as a result of the Distribution. The following table shows compensation awarded or paid to or earned by the Company’s Chief Executive Officer and its four other most highly compensated executive officers (the “Named Executive Officers”) for services rendered by them as executive officers of the Company in the fiscal years ended October 2, 2004, September 27, 2003 and September 28, 2002.

Summary Compensation Table

					Long Term
		Annual Compensation(1)			Compensation Awards

				Other		Securities
				Annual	Restricted	Underlying	All Other
		Salary(2)	Bonus	Compensation	Awards(3)	Options	Compensation(4)
Name and Principal Position	Year	($)	($)	($)	($)	(#)	($)

Mr. Charles Crocker	2004	470,075	180,000		322,115	—	13,101
Chairman of the Board	2003	451,227	130,000		230,250	—	10,772
and Chief Executive Officer	2002	401,250	—		321,550	10,000	11,147

Dr. Asad M. Madni	2004	446,270	202,500		644,230	—	7,853
President and Chief	2003	376,510	160,000		460,500	—	6,434
Operating Officer	2002	413,069	—		805,200	—	10,936

Mr. John LaBoskey	2004	225,857	108,000		322,115	—	8,727
Senior Vice President	2003	206,971	80,000		230,250	—	6,966
and Chief Financial Officer	2002	205,087	—		321,550	20,000	7,822

Mr. David H. Pike	2004	200,330	76,500		322,115	—	5,861
Senior Vice President of	2003	152,202	60,000		230,250	—	5,640
Divisional Administration	2002	150,567	—		256,710	14,000	5,394
and Human Resources

Mr. Robert R. Corr	2004	194,659	31,500		84,030	—	9,045
Vice President,	2003	185,028	25,000		61,400	—	8,526
Treasurer, Controller &	2002	168,925	—		107,360	8,000	7,452
Secretary

(1)	In accordance with the rules promulgated by the SEC, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the applicable fiscal year.

(2)	Includes (i) annual cash payments designated as automobile allowances, which did not exceed $20,000 for any individual in any year and (ii) compensation earned but deferred at the election of the Named Executive Officer pursuant to the Company’s Deferred Compensation Plan.

(3)	Represents the dollar value of shares awarded, calculated by multiplying the market value based on the closing sales price on the date of grant by the number of shares awarded. At October 2, 2004, the aggregate holdings and value of restricted stock held by the Named Executive Officers (based on the number of shares held at fiscal year-end multiplied by the closing sales price of the Company’s Common Stock as reported on the Nasdaq National Market on October 2, 2004) was as follows: Mr. Crocker, 23,000 shares, valued at $690,000; Dr. Madni, 85,589 shares, valued at $2,567,670; Mr. LaBoskey, 25,800 shares, valued at $774,000; Mr. Pike, 21,925 shares, valued at $657,750; and Mr. Corr, 12,400 shares, valued at $372,000. Generally, the restrictions on awards of restricted stock lapse with respect to 15% of the total number of shares per year on the first, second, third, fourth and fifth anniversaries of the date of grant and with respect to the remaining shares subject to such award on the sixth anniversary of the date of grant. Dividends are paid on shares of restricted stock when, as and if the Board declares dividends on the Common Stock of the Company.

(4)	Includes $8,184, $3,054, $7,959, $5,326 and $7,668 paid in fiscal 2004 to each of Messrs. Crocker, Madni, LaBoskey, Pike and Corr, respectively, and $8,000, $4,628, $6,330, $5,153 and $7,355 paid in fiscal 2003 to each of Messrs. Crocker, Madni, LaBoskey, Pike and Corr, respectively, and

$8,000, $6,699, $7,395, $4,978 and $6,064 paid in fiscal 2002 to each of Messrs. Crocker, Madni, LaBoskey, Pike and Corr, respectively, as a normal contribution pursuant to the Company’s Retirement Savings Plan. The remaining sums listed for each of fiscal 2004, 2003 and 2002 for Messrs. Crocker, Madni, LaBoskey, Pike and Corr are attributable to premiums paid by the Company for group term life insurance, supplemental life insurance and, solely with respect to Messrs. Crocker and Madni, benefits received pursuant to split dollar life insurance policies entered into by the Company in fiscal 2000. The split dollar life insurance policies were cancelled in fiscal 2003 and the Company received the cash value of the policies.

Stock Option Grants and Exercises

        During the Company’s fiscal year ended October 2, 2004, the Company did not grant options to its executive officers and key employees under the Incentive Plan. As a result and in accordance with the rules promulgated by the SEC, the option grant table has been omitted.

        In connection with the Distribution, holders of options to purchase Common Stock of BEI Electronics that were not exercised prior to the Distribution had such options converted to vested and unvested incentive stock options and nonstatutory stock options, as appropriate, to purchase the Company’s Common Stock issued under the Incentive Plan. The number of shares of the Company’s Common Stock subject to options issued in the conversion was determined by criteria which included the aggregate fair market value of each option to purchase BEI Electronics’ Common Stock immediately prior to the Distribution and the intent to issue options to purchase the Company’s Common Stock that were not more favorable to the holder than those options held on BEI Electronics’ Common Stock that converted as a result of the Distribution. For further information, see “The Distribution—Other Consequences of the Distribution—Stock Options” in the Information Statement included as an exhibit to the Company’s Registration Statement filed on Form 10 (File No. 0-22799). The Company has not issued any stock appreciation rights, either apart from or under the Incentive Plan. As of December 31, 2004, options to purchase a total of 368,557 shares had been granted and were outstanding under the Incentive Plan and options to purchase 546,050 shares remained available for grant thereunder. The following table shows, for fiscal 2004, certain information regarding options for the Company’s Common Stock exercised by and held at year-end by, the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Number of Securities
			Underlying	Value of Unexercised
			Unexercised Options	in-the-Money Options
	Shares Acquired	Value	at FY-End (#)	at FY-End ($)
	on Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable(1)	Unexercisable(2)

Mr. Crocker	—	—	20,000/ 0	275,990/ 0
Dr. Madni	—	—	44,590/ 0	984,383/ 0
Mr. LaBoskey	—	—	25,066/ 3,434	449,458/ 66,517
Mr. Pike	4000	109,842	14,000/ 3,334	263,463/ 64,580
Mr. Corr	—	—	22,666/ 1,334	475,300/ 25,840

(1)	Includes both “in-the-money” and “out-of-the-money” options.

(2)	The fair market value of the underlying shares of the Company’s Common Stock on October 2, 2004, less the exercise price. “Out-of-the-money” options are ignored.

Management Incentive Bonus Plan For Fiscal 2004

        In 2003, the Company’s Compensation Committee adopted a Management Incentive Bonus Plan for fiscal 2004 (“2004 MIB Plan”) covering employees of the Company. Following the end of the Company’s 2004 fiscal year, the Company’s Compensation Committee determined how to allocate awards under the 2004 MIB Plan on the basis of goals relating to return on equity, and subject to predetermined limits under the 2004 MIB Plan, and created a bonus fund for the Company and each of its subsidiaries (the “Companies”). Based upon recommendations from management of each of the Companies, the Compensation Committee was permitted, in its discretion, to approve individual awards to employees of the Companies for performance during fiscal year 2004 subject to final approval by the Company’s Board of Directors.

        Incentive awards totaling approximately $1,352,700 were made with respect to performance during fiscal year 2004. The amounts of such incentive payments to the Named Executive Officers with respect to fiscal years 2004 and 2003 are included in the “Bonus” column of “Summary Compensation Table” under “Executive Compensation.”

Employment Agreements

        The employment agreement finalized during October 2001 between the Company and Dr. Madni, President and Chief Operating Officer of the Company, renews annually on the anniversary date of the agreement. Such agreement further provides that if the Company terminates Dr. Madni without cause or a change in control of the Company occurs, and he executes a general release of liability, Dr. Madni will receive from the Company his then current full-time salary and medical, dental and life insurance benefits for the 12 months following the termination of his employment, his annual bonus prorated to the date of termination of his employment and an amount equal to the average of the bonuses paid Dr. Madni over the prior three completed fiscal years. The employment agreement includes a noncompetition clause that provides that Dr. Madni will refrain from activities of a competitive nature for a period of two years after termination of his employment with the Company.

Executive Change of Control Benefits Agreements

        The Company has entered into Executive Change of Control Benefits Agreements (the “Change of Control Agreements”) with each of its executive officers, including Messrs. Crocker, Madni, LaBoskey, Pike and Corr, all of which were finalized during October 2001. Pursuant to the terms of the Change of Control Agreements, each executive officer would receive a single payment equal to the sum of his annual salary and the average of his annual bonuses for the prior three years upon the occurrence of a voluntary termination of employment by the employee or an involuntary termination of employment without cause within 12 months after a change in control of the Company, as defined in the Change of Control Agreements. In addition, the Company would pay medical benefits on behalf of the executive officer and his dependents until the executive officer is again employed, but not longer than 18 months.

Compensation Committee Interlocks and Insider Participation

        As noted above, during fiscal year 2004 the Compensation Committee consisted of Messrs. Brooks, Giroir and Howard.

        During fiscal year 2003, Mr. Crocker, Chairman of the Board and Chief Executive Officer of the Company, served as a member of the Compensation Committee and director of OpticNet Inc. (“OpticNet”), and Mr. Wrench, a director of the Company served as Chief Financial Officer for OpticNet and also as a director. OpticNet, formerly a majority owned subsidiary of the Company, was separated from the Company in 2000 through a distribution to the Company’s stockholders of a portion of OpticNet’s outstanding securities, with the Company retaining approximately 24% of OpticNet’s outstanding securities. In July 2003, the Company and OpticNet entered into a merger agreement pursuant to which a wholly owned subsidiary of the Company agreed to offer to purchase all of the outstanding shares of OpticNet’s common stock (the “Tender Offer”) and, upon successful completion of the Tender Offer, merge with and into OpticNet, thereby making OpticNet a wholly owned subsidiary of the Company (the “Merger”). The Tender Offer commenced in August 2003 and was completed at midnight on December 22, 2003 and the Merger was completed on December 23, 2003. In connection with the Merger, Messrs. LaBoskey and Corr became the sole directors and officers of OpticNet.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OFF BEI TECHNOLOGIES, INC.(1)
NOVEMBER 17, 2004

        The Compensation Committee is composed of three non-employee directors, Messrs. Brooks, Giroir and Howard. The Compensation Committee is responsible for, among other things, setting the compensation of executive officers, including any stock based awards to such individuals under the Company’s 1997 Equity Incentive Plan. The Compensation Committee annually evaluates the performance and determines the compensation of the Chief Executive Officer and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance of the executive officers and comparisons with other companies operating in the same industry. The Chief Executive Officer provides recommendations to the Compensation Committee, but is not present during the discussion of his own compensation.

Executive Compensation Principles

        The Compensation Committee seeks to compensate executive officers in a manner designed to achieve the primary interest of the Company’s stockholders, namely that of increased stockholder value. In furtherance of this goal, the Compensation Committee determined a compensation package for fiscal year 2004 that considered both competitive and performance factors. Annual compensation of executives of the Company is composed of salary, bonus and stock incentives, an approach consistent with the compensation programs of most electronics and/or industrial focused companies. A substantial portion of the cash compensation of each executive officer is contingent upon the achievement of certain performance milestones by the Company. Bonuses, therefore, could be substantial, could vary significantly from year to year, and could vary significantly among executive officers. The Company’s Compensation Committee intends to continue to follow this approach in the future and be guided by the same principles. Stock-based awards also continue to be a part of the overall compensation for the Company’s executive officers and are intended to further incentivize, as well as reward, the executive officers.

Base Salary

        The Compensation Committee determined salaries for fiscal 2004 for all executive officers at its meeting of November 5, 2003. In adjusting the base salary of the executive officers, the Compensation Committee examined both competitive and qualitative factors relating to corporate and individual performance. In connection with its examination of competitive factors, the Compensation Committee reviewed an independent survey of base salaries paid by other electronics companies of comparable size. In many instances, assessment of qualitative factors necessarily involved a subjective assessment by the Committee. In determining salary adjustments for executive officers for fiscal 2004, the Compensation Committee relied primarily on the evaluation and recommendations by Mr. Crocker of each officer’s responsibilities for fiscal 2004 and performance during fiscal 2003.

Management Incentive Bonus Plan Adopted for Fiscal 2005

        The Company’s Compensation Committee has adopted a Management Incentive Bonus Plan (the “2005 MIB Plan”) for fiscal 2005 covering employees of the Company and its operating divisions (which include the Company’s majority owned subsidiaries). On the basis of goals relating to profitability, return on assets and subjective qualitative review, the Company’s Compensation Commit-

(1)	This Section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

tee, will in its discretion, determine a bonus fund for the Company and each of its operating divisions following the end of the Company’s 2005 fiscal year. Based upon recommendations from the management of the Company, the Compensation Committee may, in its discretion, approve awards to employees of the Company and each of its operating divisions, subject to final approval of the Company’s Board of Directors.

        Incentive awards totaling $1,352,700 were made with respect to the Company’s fiscal year 2004. Of that amount, $598,500 was awarded to the Named Executive Officers.

Chief Executive Officer Compensation

        In general, the factors utilized in determining Mr. Crocker’s compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs; however, a significant percentage of his potential earnings was and continues to be subject to consistent, positive, long-term performance of the Company.

Long Term Incentives

        The Company uses the 1997 Equity Incentive Plan to further align the interests of stockholders and management by creating common incentives based on the possession by management of a substantial economic interest in the long-term appreciation of the Company’s stock. In determining the number of restricted stock awards or stock options to be granted to an executive officer, the Committee takes into account the officer’s position and level of responsibility within the Company, the officer’s existing equity holdings, the potential reward to the officer if the stock appreciates in the public market, the incentives to retain the officer’s services for the Company, the competitiveness of the officer’s overall compensation package and the performance of the officer. Based on a review of this mix of factors for fiscal 2004, the Committee granted for fiscal 2004 performance restricted stock awards to executive officers of the Company including; Mr. Crocker (11,500 shares), Dr. Madni (23,000 shares), Mr. LaBoskey (11,500 shares), Mr. Pike (11,500 shares) and Mr. Corr (3,000 shares).

        Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that stock options granted under the Company’s Incentive Plan with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant shall be rated as “performance-based compensation.”

COMPENSATION COMMITTEE
C. Joseph Giroir, Jr. (Chairman)
Richard M. Brooks
William G. Howard, Jr.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF BEI TECHNOLOGIES, INC.(1)
NOVEMBER 17, 2004

        The Audit Committee of the Board of Directors of BEI Technologies, Inc. is composed of four independent directors appointed by the Board of Directors (each of which is independent under applicable NASD rules) and operates under a written charter adopted by the Board of Directors in fiscal 2003. The members of the Audit Committee are Mr. Richard Brooks (Chairman of the Committee), Dr. William Howard, Mr. C. Joseph Giroir, Jr. and Mr. J. Lavon Morton. The Audit Committee selects the Company’s independent auditors as well as the outsourced internal auditors.

        Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process, including the systems of internal controls and compliance with the Company’s legal and ethics programs. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board.

        In this context, the Audit Committee has met and held discussions separately, and jointly with each of management, the Company’s internal auditors and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended by statement on auditing standards No. 40 (Communication with Audit Committees).

        The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

        Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended October 2, 2004 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Richard M. Brooks (Chairman) C. Joseph Giroir, Jr.	Dr. William G. Howard, Jr. J. Lavon Morton

(1)	This Section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Performance Measurement Comparison(1)

        The following graph shows the value as of the Company’s most recent fiscal year end of an investment of $100 in cash on September 30, 1999 of (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market Index (U.S. Companies) and (iii) the Dow Jones US Advanced Industrial Equipment Index. All values assume reinvestment of the full amount of all dividends paid by the Company since September 30, 1999 through the Company’s 2004 fiscal year end and are calculated as of the last trading day of the applicable calendar quarter(2):

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG BEI TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES US ADVANCED INDUSTRIAL EQUIPMENT INDEX

*	$100 invested in 9/30/99 in stock or index — including reinvestment of dividends. Fiscal year ending October 2, 2004.

(1)	This Section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The Company operates on a fiscal year ending on the Saturday nearest September 30. The calendar quarter end dates in the table above do not necessarily coincide with the Company’s fiscal quarter end dates, but are intended to approximate those closest.

CERTAIN TRANSACTIONS

        Mr. Wrench, a director of the Company, was the Chief Financial Officer and a director of OpticNet prior to the Merger. In connection with the OpticNet spin-off, the Company entered into the following agreement with OpticNet:

        InterCompany Services Agreement. Pursuant to the InterCompany Services Agreement entered into in October 2000, the Company agreed to make available to OpticNet certain office and facility space and support services. This agreement, originally scheduled to terminate on September 29, 2001 was extended. Pursuant to this Agreement, OpticNet reimburses the Company for such services at a flat monthly rate of $25,000. During the third quarter of fiscal 2002, the Company agreed to suspend current and future charges under the agreement, in light of the inability of OpticNet to obtain outside financing to such date.

        The Company’s By-Laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the extent not prohibited by Delaware law. Under the Company’s By-Laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-Laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to BEI Technologies, Inc., One Post Street, Suite 2500, San Francisco, California 94104, Attention: Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert R. Corr
Corporate Secretary

January 24, 2005

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended October 2, 2004 is available without charge upon written request to: Investor Relations, BEI Technologies, Inc., One Post Street, Suite 2500, San Francisco, CA 94104.

BEI TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 9, 2005

     The undersigned hereby appoints Charles Crocker and John LaBoskey, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of BEI Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of BEI Technologies, Inc. to be held at the Argent Hotel, 50 Third Street, San Francisco, California, on March 9, 2005 at 1:30 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this proxy will be voted for all nominees listed in proposal 1 and for proposal 2, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

The board recommends a vote for the nominees for director listed in proposal 1 below, and for proposal 2.

Proposal 1: To elect three directors to hold office until the 2008 Annual Meeting of Stockholders.

☐	For all nominees listed below (except as marked to the contrary below).	☐	Withhold Authority to vote for all nominees listed below

Nominees: C. Joseph Giroir, Jr., Asad M. Madni, and Gary D. Wrench

To withhold authority to vote for any nominee(s), write such nominee’s # (nominees’) name(s) below:

Proposal 2: To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending October 1, 2005.

☐ For	☐ Against	☐ Abstain

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Dated: , 2005

Signature(s)

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.